THE SECURITIES REPRESENTED BY THIS NOTE AND THE COMMON STOCK ISSUABLE THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE SECURITIES LAWS AND, ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER, THE SECURITIES ACT AND IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS.

BOOMERANG SYSTEMS, INC.
6% CONVERTIBLE PROMISSORY NOTE

$273,000.00	Morristown, New Jersey
July 9, 2010

BOOMERANG SYSTEMS, INC., a Delaware corporation (hereinafter called the "Company," for value received, hereby promises to pay to Venturetek, LP a Delaware limited partnership, (hereinafter called the "Holder"), or its registered assigns, the principal sum of Two-Hundred-Seventy-Three Thousand Dollars ($273,000), together with interest on the amount of such principal sum from time to time outstanding, payable in accordance with the terms set forth below.

ARTICLE I

DEFINITIONS

1.1           Definitions. For all purposes of this Note, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

"Common Stock" means shares of common stock, par value $0.001 per share, of the Company.

"Conversion Price" means the most recent price per share at which shares of Common Stock were sold in a private or public offering of the Company’s securities prior to the date of conversion of this Promissory Note.  In the event securities of the Company are issued and sold in such transaction as units of securities consisting of shares of Common Stock and convertible notes, warrants or other equity securities, such price per share shall be determined in good faith by the Company’s Board of Directors in consultation with the Holder.  The Company shall give the Holder not less than ten (10) days advance notice of any issue and sale by the Company of any shares of its Common Stock, including the price per share at which such shares will be sold, in order to give the Holder the opportunity to convert this Promissory Note at the Conversion Price in effect prior to such sale.

"Default" means any event which is, or after notice or passage of time would be, an Event of Default.

"Event of Default" has the meaning specified in Section 3.1.

"Maturity Date", when used with respect to this Note, means December 31, 2011 (or such earlier date upon which this Note becomes due and payable under Section 3.2).

"Note" means this Convertible Promissory Note, as hereafter amended, modified, substituted or replaced.

"Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, other entity, unincorporated organization or government or any agency or political subdivision thereof.

ARTICLE II

PRINCIPAL AND INTEREST

2.1           Interest.  From the date of this Note through the Maturity Date, interest shall accrue hereunder on the unpaid outstanding principal sum of this Note at a rate equal to six percent (6%) per annum calculated on the basis of a 360-day year.

2.2           Payment of Principal and Interest. The principal and all accrued and unpaid interest under this Note shall be due and payable in full on the Maturity Date.

2.3           Manner of Payment. Cash payments of principal and interest, if any, on this Note will be made by delivery of a check to Holder at its address as set forth in this Note or a wire transfer pursuant to instructions from Holder.

2.4           Use of Proceeds.  The proceeds of all advances shall be used to provide working capital required by the Company.

ARTICLE III

REMEDIES

3.1           Events of Default. An "Event of Default" occurs if:

(a)           the Company defaults in the payment of the principal or interest on this Note when such principal or interest, if any, becomes due and payable and such default remains uncured for a period of five days; or

(b)           a court of competent jurisdiction enters (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of the property of the Company or ordering the winding up or liquidation of the affairs of the Company and any such decree or order of relief or any such other decree or order remains unstayed for a period of 90 days from its date of entry; or

(c)           the Company commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent, or the Company files a petition, answer or consent seeking reorganization or relief under any applicable federal or state law, or the Company makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due.

3.2           Acceleration of Maturity. This Note and all accrued interest shall automatically become immediately due and payable if an Event of Default occurs.

ARTICLE IV

CONVERSION OF NOTE

Subject to and upon compliance with the provisions of this Article and Article V, at the option of Holder, all, but not less than all, of this Note may be converted at any time at or prior to the Maturity Date, at the principal amount hereof together with accrued but unpaid interest, into: (i) fully paid and non-assessable shares (calculated to the nearest full share) of Common Stock at the Conversion Price then in effect, and (ii) an equal number of warrants to purchase shares of common stock, exercisable for a period of five (5) years, at an exercise price equal to the Conversion Price then in effect, which warrants should have anti-dilution provisions in accordance with Article V.

ARTICLE V

ADJUSTMENT OF CONVERSION PRICE

5.1           Anti-Dilution Provisions. The Conversion Price shall be subject to adjustment from time to time as hereinafter provided.

5.2           Stock Dividends. In case the Company shall declare a dividend or make any other distribution upon any shares of the Company, payable in Common Stock or Convertible Securities, any Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

5.3           Stock Splits and Reverse Splits. In the event that the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Shares into which this Note may be converted immediately prior to such subdivision shall be proportionately increased, and conversely, in the event that the outstanding shares of Common Stock shall at any time be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased and the number of Shares into which this Note may be converted immediately prior to such combination shall be proportionately reduced. Except as provided in this Section 5.3 no adjustment in the Conversion Price and no change in the number of Shares shall be made under this Article V as a result of or by reason of any such subdivision or combination.

5.4           Reorganizations and Asset Sales. If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation, merger or share exchange of the Company with another Person, or the sale, transfer or other disposition of all or substantially all of its assets to another Person shall be effected in such a way that holders of Common Stock shall be entitled to receive capital stock, securities or assets with respect to or in exchange for their shares, then the following provisions shall apply:

5.4.1           As a condition of such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer or other disposition (except as otherwise provided below in Section 5.4.3), lawful and adequate provisions shall be made whereby the holder of this Note shall thereafter have the right to purchase and receive upon the terms and conditions specified in this Note and in lieu of the shares immediately theretofore receivable upon the exercise of the rights represented hereby, such shares of capital stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger, share exchange or sale not taken place, and in any such case appropriate provision reasonably satisfactory to such holder shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price and of the number of shares receivable upon the exercise) shall thereafter be applicable, as nearly as possible, in relation to any shares of capital stock, securities or assets thereafter deliverable upon the exercise of this Note.

5.4.2           In the event of a merger, share exchange or consolidation of the Company with or into another Person as a result of which a number of shares of common stock or its equivalent of the successor Person greater or lesser than the number of shares of Common Stock outstanding immediately prior to such merger, share exchange or consolidation are issuable to holders of Common Stock, then the Conversion Price in effect immediately prior to such merger, share exchange or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock.

5.4.3           The Company shall not effect any such consolidation, merger, share exchange, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor Person (if other than the Company) resulting from such consolidation, share exchange or merger or the Person purchasing or otherwise acquiring such assets shall have assumed by written instrument executed and mailed or delivered to the Holder hereof at the last address of such Holder appearing on the books of the Company the obligation to deliver to such Holder such shares of capital stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to receive, and all other liabilities and obligations of the Company hereunder. Upon written request by the Holder hereof, such Successor Person will issue a new Note revised to reflect the modifications in this Note effected pursuant to this Section 5.4.

5.4.4           If a purchase, tender or exchange offer is made to and accepted by the holders of 50% or more of the outstanding shares of Common Stock, the Company shall not effect any consolidation, merger, share exchange or sale, transfer or other disposition of all or substantially all of the Company's assets with the Person having made such offer or with any affiliate of such Person, unless prior to the consummation of such consolidation, merger, share exchange, sale, transfer or other disposition the holder hereof shall have been given a reasonable opportunity to then elect to receive upon the conversion of this Note either the capital stock, securities or assets then issuable with respect to the Common Stock or the capital stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer.

5.5           Adjustment for Asset Distribution. If the Company declares a dividend or other distribution payable to all holders of shares of Common Stock in evidences of indebtedness of the Company or other assets of the Company (including, cash (other than regular cash dividends declared by the Board of Directors), capital stock (other than Common Stock, Convertible Securities or options or rights thereto) or other property), the Conversion Price in effect immediately prior to such declaration of such dividend or other distribution shall be reduced by an amount equal to the amount of such dividend or distribution payable per share of Common Stock, in the case of a cash dividend or distribution, or by the fair value of such dividend or distribution per share of Common Stock (as reasonably determined in good faith by the Board of Directors of the Company), in the case of any other dividend or distribution. Such reduction shall be made whenever any such dividend or distribution is made and shall be effective as of the date as of which a record is taken for purpose of such dividend or distribution or, if a record is not taken, the date as of which holders of record of Common Stock entitled to such dividend or distribution are determined.

5.6           Notice of Adjustment. Whenever the Conversion Price or the number of Shares issuable upon the conversion of the Note shall be adjusted as herein provided, or the rights of the holder hereof shall change by reason of other events specified herein, the Company shall compute the adjusted Conversion Price and the adjusted number of Shares in accordance with the provisions hereof and shall prepare an Officer's Certificate setting forth the adjusted Conversion Price and the adjusted number of Shares issuable upon the conversion of this Note or specifying the other shares of stock, securities or assets receivable as a result of such change in rights, and showing in reasonable detail the facts and calculations upon which such adjustments or other changes are based. The Company shall cause to be mailed to the Holder hereof copies of such Officer's Certificate together with a notice stating that the Conversion Price and the number of Shares purchasable upon conversion of this Note have been adjusted and setting forth the adjusted Conversion Price and the adjusted number of Shares purchasable upon conversion of this Note.

5.7           Notifications to Holder. In case at any time the Company proposes:

(i)           to declare any dividend upon its Common Stock payable in capital stock or make any special dividend or other distribution (other than cash dividends) to the holders of its Common Stock;

(ii)           to offer for subscription pro rata to all of the holders of its Common Stock any additional shares of capital stock of any class or other rights;

(iii)           to effect any capital reorganization, or reclassification of the capital stock of the Company, or consolidation, merger or share exchange of the Company with another Person, or sale, transfer or other disposition of all or substantially all of its assets; or

(iv)           to effect a voluntary or involuntary dissolution, liquidation or winding up of the Company,then, in any one or more of such cases, the Company shall give the holder hereof (a) at least 10 days (but not more than 90 days) prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such issuance, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, and (b) in the case of any such issuance, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days (but not more than 90 days) prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock, as the case may be, for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, as the case may be.

5.8           Company to Prevent Dilution. If any event or condition occurs as to which other provisions of this Article are not strictly applicable or if strictly applicable would not fairly protect the exercise or purchase rights of this Note evidenced hereby in accordance with the essential intent and principles of such provisions, or that might materially and adversely affect the exercise or purchase rights of the holder hereof under any provisions of this Note, then the Company shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, so as to protect such exercise and purchase rights as aforesaid, and any adjustments necessary with respect to the Conversion Price and the number of shares purchasable hereunder so as to preserve the rights of the holder hereunder. In no event shall any such adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to this Article except in the event of a combination of shares of the type contemplated in Section 5.3 hereof, and then in no event to an amount greater than the Conversion Price as adjusted pursuant to Section 5.3 hereof.

ARTICLE VI

MISCELLANEOUS

6.1           Consent to Amendments. This Note may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if and only if the Company shall obtain the written consent to such amendment, action or omission to act from the holder of this Note.

6.2           Successors and Assigns. This Note shall be binding on the Company and its successors and assigns.

6.3           Notice; Address of Parties. Except as otherwise provided, all communications to the Company or Holder provided for herein or with reference to this Note shall be deemed to have been sufficiently given or served for all purposes on the third business day after being sent as certified or registered mail, postage and charges prepaid, to the following addresses: if to the Company:  Boomerang Systems, Inc., 355 Madison Avenue, Morristown, New Jersey, 07960, or at any other address designated by the Company in writing to Holder; if to Holder at the address set forth below or such other address as designated by Holder to the Company in writing.

6.4           Separability Clause. In case any provision in this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions in such jurisdiction shall not in any way be affected or impaired thereby; provided, however, such construction does not destroy the essence of the bargain provided for hereunder.

6.5           Governing Law. This Note shall be governed by, and construed in accordance with, the internal laws of the State of Delaware (without regard to principles of choice of law).

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed on the date first above written.

BOOMERANG SYSTEMS, INC.

By:
Joseph Bellantoni, Chief Financial Officer

Venturetek, LP
PO Box 339
Lawrence, NY 11559

PrivatePlacement/2010/ConvertNote